EXHIBIT 31.1

CERTIFICATIONS

I, Robert Radie, certify that:

1.	I have reviewed this Annual Report on Form 10‑K/A of Egalet Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Robert Radie
Robert Radie
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

Dated: April 29, 2019